UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Event Earliest Reported): April 1, 2010 (March 30, 2010)

Trans-Pacific Aerospace Company, Inc.

(Exact name of registrant as specified in its charter)

Nevada                                         333-148447                               36-4613360

(State or other jurisdiction of incorporation)  (Commission File Number) (I.R.S. Employer Identification No.)

30950 Rancho Viejo Rd #120,

(Address of principal executive offices)

(949) 260-0150

(Registrant's telephone number)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On March 30, 2010, we acquired 25% of the outstanding share capital of Godfrey (China) Limited, a Hong Kong corporation, in exchange for our technology used for the design and production of SAE-AS81820, 81934 and 81935 self-lubricated spherical bearings, bushings and rod-end bearings.

To date, Godfrey has raised $1.2 million to fund operating expenses and the establishment of a manufacturing facility in mainland China.

Item 7.01  Regulation FD Disclosure

On April 1, 2010, we issued a press release announcing the acquisition of our 25% ownership interest in Godfrey (China) Limited.    A copy of the press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated by reference.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated April 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trans-Pacific Aerospace Company, Inc. a Nevada corporation

Date: April 1, 2010	By:	/s/ Matt Szot
Name: Matt Szot
Title: Chief Financial Officer